Exhibit 99.1

VerifyMe Acquires Assets of Logistics Management Company, PeriShip, LLC

Combined annual revenues expected to exceed $25.0 million

Strategic acquisition increases and diversifies VerifyMe’s revenue, gross profitability, service offerings, industry verticals, and customer base

Rochester, NY – April 25, 2022 – PRNewswire – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), providing authentication, supply chain monitoring, and data-rich consumer engagement features using unique smartphone readable codes on their products to brand owners, is pleased to announce that it has acquired the assets of PeriShip, LLC, a business specializing in logistics for time and temperature controlled shipping using proprietary predictive analytics software.

The transaction is valued at $10.5 million, with consideration consisting of $7.5 million cash, $1.0 million in VerifyMe common stock and a $2.0 million promissory note that matures in eighteen months, with partial principal payments commencing at six and fifteen months.

PeriShip is a value-added service provider of shipping and logistics management for the perishable healthcare and food industries. PeriShip’s critical support and essential service offerings include time and temperature sensitive parcel management, predictive analysis, and last-mile resolution. Utilizing the Company’s proprietary IT platform, PeriShip provides real-time information and analysis to mitigate supply chain flow interruption. PeriShip’s customers range from medium-large sized businesses in the perishable food sector to large, multinational industry leaders in the pharmaceuticals space. PeriShip has also established a 20+ year-old exclusive, strategic alignment with one of the largest air carriers in the world and has a goal to enter new verticals with time and temperature sensitive shipping requirements. PeriShip has approximately 400 customers with 80% of revenue in 2021 generated from repeat business. PeriShip was founded in 2001 and headquartered in Branford, Connecticut with approximately 45 employees. The combined company annual revenues are expected to exceed $25.0 million and have a positive adjusted EBITDA in 2023.

Patrick White, VerifyMe’s Chief Executive Officer, commented, “The PeriShip, LLC acquisition is part of our long-term strategic plan. We believe it will provide a new entry point in the pharmaceutical market with authentication, serialization and track and trace, to assist clients in meeting the 2023 Drug Supply Chain Security Act requirements.”

White continued: “I have had the pleasure of meeting some of PeriShip’s clients in the pharmaceutical and food industries which need perishable shipping of vaccines and foods with critical timelines. It is clear from these discussions that PeriShip has built a reputation of “Best in Class” for this type of critical time and logistics shipping. We believe that VerifyMe’s customer engagement solutions will allow current PeriShip clients to engage more with their customers for tracking, storytelling and marketing. We expect our combined services offerings will be seen as a unique high-quality service for all our customers. We also believe this acquisition brings tremendous potential to increase sales from PeriShips’ diversified customer base.”

“PeriShip with its experienced management team and dedicated employees is excited to embark on a new journey with VerifyMe, a company that embodies the same values and forward-thinking vision. PeriShip facilitated many commercial innovations in its 21year history filled with achievements and successes, and together with VerifyMe will find synergies to enable the combined company to grow substantially” said Luciano Morra PeriShip Founder, President, and CEO.

Maxim Group LLC is acting as financial advisor to VerifyMe, and Woodbridge International LLC is acting as financial advisor to PeriShip.

Presentation and Discussion

VerifyMe will host an investor call on Tuesday April 26, 2022, at 11:00 am ET to discuss its recent acquisition and answer any questions. A presentation will be posted on the Company’s website under the Investors section on Tuesday prior to the call: www.verifyme.com.

The conference call may be accessed via webcast at:
https://services.choruscall.com/mediaframe/webcast.html?webcastid=Cz1hOHAG or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the "VerifyMe Call." Participants must be logged in via telephone to submit a question to management during the call.  Participants may optionally pre-register for the conference call and webcast at:  https://dpregister.com/sreg/10166406/f2776bb1cc.

The webcast will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers. VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. To learn more, visit www.verifyme.com.

About PeriShip, LLC

PeriShip, LLC is a Connecticut-based company that provides high-touch, end-to-end logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events.

For additional information, please visit: https://www.periship.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding the acquisition of PeriShip by VerifyMe and integration of the two companies, anticipated synergies of the acquisition, revenue opportunities, anticipated revenue and profitability of the combined company the use of our products with additional capabilities, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, and geographic areas, markets and industries in which we intend to expand our business. The words "believe," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include, difficulties associated with integrating the two companies, the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com